UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 9, 2024

Pulse Biosciences, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37744	46-5696597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Brickell Key Drive, Suite 1000
Miami, Florida 33131
(Address of Principal Executive Offices) (Zip Code)
510-906-4600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value per share	PLSE	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On August 12, 2024, Pulse Biosciences, Inc. (the “Company”) announced certain financial and operational results for the fiscal quarter ended June 30, 2024. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

This information, as well as Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director; Appointment of Member to Audit Committee, Corporate Governance and Nominating Committee, and newly created Strategic Advisory Committee

On August 9, 2024, the Board of Directors of Pulse Biosciences, Inc. (the “Company”) elected Paul A. LaViolette to serve as a member of the Company’s Board of Directors (the “Board”). Mr. LaViolette will serve until his term expires at the annual meeting of stockholders to be held in 2025 and until his successor is elected and qualified or until his earlier death, resignation or removal. In addition, the Board appointed Robert W. Duggan and Mr. LaViolette to serve as Co-Chairmen of the Board and appointed Mr. LaViolette to serve on the Board’s Audit Committee and Corporate Governance and Nominating Committee and to serve as Chairman of the Board’s newly created Strategic Advisory Committee. On August 9, 2024, the Board established the Strategic Advisory Committee, as its fourth standing committee, to assist in the Board’s oversight of the Company’s corporate initiatives, objectives and strategies, including the Company’s evaluation of financing, partnering and licensing opportunities, and the Board also appointed Directors Mahkam Zanganeh and Manmeet Soni as members of the Strategic Advisory Committee.

Mr. LaViolette brings 40 years of experience in global medical technology, operating leadership and investing. He is currently the Managing Partner and Chief Operating Officer of SV Health Investors LLC, a specialist healthcare fund management company. Previously, Mr. LaViolette held various positions during his 15 years with Boston Scientific Corporation ("BSC"), including Chief Operating Officer, President, Cardiology and President, international. While at BSC, he integrated dozens of acquisitions and led extensive product development, operations, and worldwide commercial organizations. Before BSC, he held marketing and general management positions at C.R. Bard Inc. and various marketing roles at Kendall, Inc. Mr. LaViolette currently serves on the board of directors of Edwards Lifesciences, a global leader of patient-focused innovations for structural heart disease and critical care monitoring, and he has served as the chairman of the board for Asensus Surgical, Inc., Misonix, Inc., and Thoractec, each a public company, and on the boards of several other early and growth stage private medical companies. Additionally, Mr. LaViolatte served on the board and was the chairman of the Medical Device Manufacturers Association and on the board and executive committee of the Advanced Medical Technology Association. Mr. LaViolette received his bachelor's degree in Psychology from Fairfield University and earned his MBA from Boston College.

As a new non-employee member of the Board, on August 9, 2024, Mr. LaViolette received an initial stock option grant to purchase 50,000 shares of the Company’s common stock, with a strike price of $15.65 per share, pursuant to the terms of the Company’s 2017 Equity Incentive Plan, as amended, with one-third of the shares subject to the option vesting on the one-year anniversary of the date of grant, and the remaining shares vesting monthly over the following two years, provided he continues to serve as a director through each vesting date. Additionally, as newly appointed members of the Strategic Advisory Committee, Messrs. LaViolette and Soni and Ms. Zanganeh each received an award of 200,000 shares of the Company’s common stock, with a strike price of $15.65 per share, which will vest over four years, with one-quarter of the shares subject to these options vesting on the date of the Company’s next annual meeting of stockholders, and the remaining shares vesting monthly over the following three years, provided they continue to serve as members of the Strategic Advisory Committee through each vesting date.

Amendment of Non-Employee Director Compensation Policy

In connection with Mr. LaViolette’s appointments, the Company amended its Non-Employee Director Compensation Policy to increase certain compensation payable for service on the Board or on its standing committees (the “Amended Compensation Policy”).  Pursuant to the Amended Compensation Policy, the Company’s non-employee members of the Board will be compensated as follows:

Amended Cash Compensation. Non-employee members of the Board will receive the following retainer cash compensation, payable on a quarterly basis consistent with the Company’s past practices:

●	each non-employee director is eligible to receive an annual retainer of $55,000;
●
the non-Chair members of the Strategic Advisory Committee, Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are eligible to receive an additional annual retainer of $75,000, $13,000, $7,500, and $5,500, respectively, for their service on each of these committees, as applicable;

●
the Chair of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are eligible to receive an additional annual retainer of $26,000, $15,300, and $11,000, respectively, for their leadership on each of these committees, as applicable;

●	the co-Chairman of the Board is eligible to receive an additional annual retainer of $44,000; and
●	the Lead Independent Director of the Board is eligible to receive an additional annual retainer of $80,000.

Partial periods will be prorated. The incremental additional retainer payments will be paid in cash in three equal installments on November 1, 2024, February 1, 2025 and May 1, 2025, consistent with the terms of the Amended Compensation Policy, assuming continued Board and Committee service through each payment date.

Amended Equity Compensation. Additionally, pursuant to the Amended Compensation Policy, each new non-employee member of the Board receives a stock option grant to purchase 50,000 shares of Company common stock under the terms of the then in effect equity compensation plan. These initial awards will vest over three years, with one-third of the shares subject to the option vesting on the one-year anniversary of the date of grant, and the remaining shares vesting monthly over the following two years, provided such non-employee director continues to serve as a director through each vesting date. In addition, each newly appointed member of the Strategic Advisory Committee receives a stock option grant to purchase 200,000 shares of Company common stock under the terms of the then in effect equity compensation plan. These initial awards will vest over four years, with one-quarter of the shares subject to the option vesting on the date of the next annual meeting of Company stockholders, and the remaining shares vesting monthly over the following three years, provided such non-employee director continues to serve as a member of the Strategic Advisory Committee through each vesting date.

The other provisions of the Amended Compensation Policy concerning cash retainers, options for Board service, reimbursement of costs and expenses, and each director’s ability to elect to receive options in lieu of retainer cash payments have not been changed.

Mr. LaViolette has executed the Company’s standard form of indemnification agreement.

There are no family relationships between Mr. LaViolette and any director or executive officer of the Company and Mr. LaViolette was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. LaViolette has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by Pulse Biosciences, Inc. dated August 12, 2024 - Business Update and Quarterly Results
99.2	Press Release issued by Pulse Biosciences, Inc. dated August 12, 2024 - Board Appointment
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PULSE BIOSCIENCES, INC.

Date: August 12, 2024	By:	/s/ Burke T. Barrett
Burke T. Barrett
President and Chief Executive Officer (Principal Executive and Principal Financial Officer)